================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            FISHER COMPANIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                  March 27, 1998


To the Shareholders of Fisher Companies Inc:

You are cordially invited to attend the 1998 Annual Meeting of the Shareholders of Fisher Companies Inc. ("Company"). In connection with the meeting, enclosed are a detailed Notice of the Annual Meeting, Proxy Statement, and a form of proxy. Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the enclosed request form, and an admission card will be sent to you.

WHEN IS THE MEETING?

The meeting will be held at 10:00 a.m. on Thursday, April 30, 1998.

WHERE IS THE MEETING?

The meeting is being held in the Theater, located on the second floor of the Meydenbauer Center, 11100 NE 6th Street, Bellevue. Parking will be available in the Center's garage.

WHAT MATTERS WILL BE PRESENTED FOR A VOTE AT THE MEETING?

You will be asked to vote on two items: (i) the election of directors, and (ii) the ratification of independent accountants.

WHY DOES THE PROXY STATEMENT LOOK DIFFERENT THIS YEAR?

During 1997, the Company was required to register its common stock as a class with the Securities and Exchange Commission ("SEC") since the Company had attained over 500 shareholders of record. One effect of this registration is that the Company is now subject to certain periodic reporting requirements and must disclose certain information with respect to the Company, its directors, officers and significant shareholders (shareholder's owning five percent or more of the Company's common stock). As a result of the enhanced disclosure requirements, the Proxy Statement contains more information than in previous years.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return your Proxy in the envelope provided. An affirmative vote of at least a majority of the outstanding shares of the Company's common stock is required to elect directors and ratify accountants.

We look forward to your early response and to seeing you at the meeting.

                                              Sincerely,

                                              /s/ William W. Krippaehne, Jr.

                             FISHER COMPANIES INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 1998

To the Shareholders of Fisher Companies Inc:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Fisher Companies Inc. (the "Company") will be held in the Theater, located on the second floor of the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, at 10:00 a.m., Thursday, April 30, 1998, for the purpose of considering and voting upon the following matters:

     1. ELECTION OF DIRECTORS. To elect five (5) directors for a term of three years or until their successors have been elected and qualified.

     2. RATIFICATION OF INDEPENDENT ACCOUNTANTS. To consider and act upon a resolution to ratify the action of the Board of Directors in appointing Price Waterhouse LLP as independent accountants for 1998.

     3. WHATEVER OTHER BUSINESS may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has established the close of business on March 13, 1998, as the record date for the determination of stockholders entitled to receive notice and to vote at the annual meeting.

     Further information regarding voting rights and the business to be transacted at the Annual Meeting is given in the accompanying Proxy Statement. Family members are welcome to accompany you at the meeting.

March 27, 1998                          BY ORDER OF THE BOARD OF DIRECTORS


                                        David D. Hillard, Secretary


--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy and return it in the enclosed postage prepaid envelope. It is important that your shares be represented and that a quorum is present. If you attend the meeting in person, your Proxy may be revoked and you may personally vote your shares even though you have previously returned your Proxy.
--------------------------------------------------------------------------------

                             FISHER COMPANIES INC.

                             1525 ONE UNION SQUARE
                             600 UNIVERSITY STREET
                           SEATTLE, WASHINGTON 98101
                                 (206) 624-2752

PROXY                                                                 STATEMENT

     This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 27, 1998, for use in connection with the Annual Meeting of Shareholders of Fisher Companies Inc. (the "Company" or "Corporation") to be held on Thursday, April 30, 1998. Only those shareholders of record at the close of business on March 13, 1998, will be entitled to vote at the meeting, either in person or by proxy. The number of shares of the Company's common stock (the "Common Stock"), outstanding on the record date and entitled to vote at the Annual Shareholders' Meeting is 8,535,432.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may be made by directors and officers of the Company. Solicitation may be made by use of the mails, by telephone, facsimile and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

     Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy FOR the five nominees listed in this Proxy Statement and FOR the ratification of independent accountants. The affirmative vote of at least a majority of the outstanding shares of Common Stock of the Company is required to elect directors and ratify accountants. Any proxy given by a shareholder may be revoked before its exercise by notice to the Company in writing, by a subsequently dated proxy, or at the Meeting prior to the taking of the shareholder vote. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy. Shareholders have one vote for each share of Common Stock held except for the election of directors, in which case a shareholder may either (i) cumulate his or her shares and give one nominee (or divide among less than all nominees) as many votes as the number of shares that such shareholder holds, multiplied by the number of nominees; or (ii) vote his or her shares, multiplied by the number of nominees, equally among the nominees for election.

                            BUSINESS OF THE MEETING

                              There are two matters being presented for
consideration by the shareholders at the Annual Meeting.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS
                     --------------------------------------

GENERAL

     The Company's Restated Articles of Incorporation ("Articles") provide that the number of directors must fall within a range of 9 and 19, the exact number to be determined pursuant to the Company's Bylaws. The Bylaws currently provide that the Board will consist of 14 directors. The number of directors that the Board may consist of may be changed by amending the Bylaws. The Articles also provide that the Board of Directors may fill vacancies created on the Board, provided that the number of directors shall at no time exceed 19.

     Directors are elected for terms of three years and until their successors have been elected and qualified. The Company's Articles and Bylaws require that the terms of the directors be staggered such that approximately one-third of the directors is elected each year.

     In accordance with the above, the Board of Directors has nominated Carol H. Fratt, Donald G. Graham, Jr., Donald G. Graham, III, W. W. Krippaehne, Jr., and John D. Mangels, for election as directors for three-year terms to expire in the year 2001. All five nominees are presently directors of the Company standing for re-election. If either Messrs. D. Graham, Jr., D. Graham, III, Krippaehne or Mangels or Ms. Fratt should refuse or be unable to serve, your Proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

                    INFORMATION WITH RESPECT TO NOMINEES AND
                         DIRECTORS WHOSE TERMS CONTINUE

     The following tables set forth certain information with respect to nominees for director and for directors whose terms continue. The table below includes
(i) principal occupations during the past five years; (ii) the year first elected or appointed a director; and (iii) the number and percentage of shares of Common Stock beneficially owned by each individual on December 31, 1997. The number of shares beneficially owned by each stockholder is determined according to rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the "beneficial owners" of the same shares. Where beneficial ownership is less than one percent of all outstanding shares, the percentage is not reflected in the table.

                                                                       SHARES AND PERCENTAGE OF
                                       PRINCIPAL OCCUPATION           COMMON STOCK BENEFICIALLY
        NAME, AGE AND                   OF DIRECTOR DURING                   OWNED AS OF
      TENURE AS DIRECTOR                 LAST FIVE YEARS                  DECEMBER 31, 1997
-----------------------------  ------------------------------------  ----------------------------
                                                                                   /1/
                    NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING 2001
                    -------------------------------------------------------
Carol H. Fratt, 53             Landscape design and community                     600 /2/
  Since 1993                   affairs

Donald G. Graham, Jr., 74      Chairman of the Board; retired                 968,288 /3/
  Since 1972                   Chairman & CEO of the Corporation                (11.3%)

Donald G. Graham, III, 43      Commercial photography                         480,032 /4/
  Since 1993                                                                     (5.6%)

W. W. Krippaehne, Jr., 47      President & CEO of the Corporation;              5,876 /5/
  Since 1982                   Chairman of the Board, Fisher
                               Properties Inc.

John D. Mangels, 72            Retired Chairman & CEO, Security                   800
  Since 1990                   Pacific Bancorporation Northwest &
                               Security Pacific Bank Washington

                       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                         FOR THE NOMINEES TO BE ELECTED AS DIRECTORS

                                                                       SHARES AND PERCENTAGE OF
                                       PRINCIPAL OCCUPATION           COMMON STOCK BENEFICIALLY
        NAME, AGE AND                   OF DIRECTOR DURING                   OWNED AS OF
      TENURE AS DIRECTOR                 LAST FIVE YEARS                  DECEMBER 31, 1997
-----------------------------  ------------------------------------  ----------------------------
                                                                                   /1/
                          CONTINUING DIRECTORS WITH TERM EXPIRING IN 1999
                          -----------------------------------------------
Jean F. McTavish, 75           Community affairs, including Totem              70,600 /6/
  Since 1979                   Girl Scout Council; Children's
                               Hospital & Medical Center & Child
                               Hearing Language

Jacklyn F. Meurk, 76           Community and business affairs,                 91,274 /7/
  Since 1973                   including director of Virginia
                               Mason Medical Center Boards

W. W. Warren, 86               Retired Chairman & CEO, Fisher                 825,152 /8/
  Since 1979                   Broadcasting Inc.                                 (9.7%)

W. W. Warren, Jr., 59          Professor of Physics; director, W.                 930 /9/
  Since 1992                   M. Keck Nuclear Magnetic Resonance
                               Laboratory, Oregon State University

                          CONTINUING DIRECTORS WITH TERM EXPIRING IN 2000
                          -----------------------------------------------

Robin E. Campbell, 52          Owner of jewelry design and                    921,560 /10/
  Since 1996                   appraisal business                               (10.8%)

James W. Cannon, 70            Retired Executive Vice President,                  300
  Since 1993                   SAFECO Corporation and President of
                               its Property and Casualty Insurance
                               Companies

George D. Fisher, 49           Vice President and Secretary,                  725,936 /11/
  Since 1996                   Hunting, Fisher & Co., P.S., C.P.A.s              (8.5%)

Phelps K. Fisher, 63           Executive Vice President                       268,942 /12/
  Since 1979                   -Marketing, Fisher Broadcasting Inc.              (3.2%)

                                                                       SHARES AND PERCENTAGE OF
                                       PRINCIPAL OCCUPATION           COMMON STOCK BENEFICIALLY
        NAME, AGE AND                   OF DIRECTOR DURING                   OWNED AS OF
      TENURE AS DIRECTOR                 LAST FIVE YEARS                  DECEMBER 31, 1997
-----------------------------  ------------------------------------  ----------------------------
                                                                                   /1/


William O. Fisher, 47          Partner, Pillsbury, Madison & Sutro            481,408 /13/
  Since 1993                   LLP                                               (5.6%)

 /1/ Shares held directly with sole voting and sole investment power, unless otherwise indicated. Share amounts have been adjusted to reflect a 2-for-1 stock split effective March 6, 1998.

 /2/  Mrs. Fratt owns 200 shares, and her husband owns 400 shares.

 /3/ Mr. Donald G. Graham, Jr. owns 73,920 shares. In addition, he has sole voting power and shared investment power as to the 465,632 shares owned by the O. D. Fisher Investment Company. Additionally, Mr. Graham has voting power as to a total of 428,736 shares held by (i) two trusts under the will of Nellie Hughes Fisher, and (ii) two trusts under the will of O. D. Fisher.

 /4/ Mr. Donald G. Graham, III, owns 14,400 shares. In addition, he shares investment power as to 465,632 shares owned by the O. D. Fisher Investment Company (see footnote under the table entitled "Security Ownership of Certain Beneficial Owners and Management").

 /5/ Mr. Krippaehne holds 456 shares in an Individual Retirement Account and owns 2,780 shares jointly with his wife. Includes 2,640 shares subject to purchase within sixty days upon the exercise of stock options.

 /6/ Ms. McTavish owns 240 shares. In addition, she shares voting and investment power, as one of three trustees, as to 70,360 shares held by a trust under the will of Vivien S. Fisher. Ms. McTavish is also one of two income beneficiaries under such trust.

 /7/ Ms. Meurk owns 2,200 shares jointly with her husband. She also has sole voting power, as trustee under the will of Ethyln Gaige Fisher, as to 18,568 shares held by that trust. She is also a general partner in the Meurk Family Limited Partnership, which owns 11,440 shares, and shares voting and investment power with respect to such shares. Ms. Meurk also shares voting and investment power, as a trustee of the Revocable Living Trust of Elaine Fisher Gourlie, as to the 59,066 shares held by that trust.

 /8/ Mr. W. W. Warren owns 24,840 shares. In addition, he shares voting and investment power, as one of several trustees, as to 480,368 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust. Mr. Warren also has sole voting power and shares investment power with respect to 319,944 shares owned by Warren Investment Company, of which he is President and a director.

 /9/  Mr. W. W. Warren, Jr. owns 930 shares jointly with his wife.

/10/ Ms. Campbell owns 228,288 shares. In addition, she shares voting power, as co-trustee, as to 14,080 shares held by Trust A Under the Will of Peggy Locke Newman and 213,560 shares held by Trust B Under the Will of Peggy Locke Newman. Additionally, Ms. Campbell shares investment power as to the 465,632 shares held by the O. D. Fisher Investment Company (see footnote 2 under the table entitled "Security Ownership of Certain Beneficial Owners and Management").

/11/ Mr. George D. Fisher owns 4,800 shares. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. Mr. Fisher is also President and a director of the D. R. Fisher Company, which owns 232,928 shares, and has sole voting and investment power with respect to such shares. Mr. Fisher is also considered the beneficial owner of 11,200 shares owned by Mr. Fisher's mother or subject to an estate for which she is the beneficiary.

/12/ Mr. Phelps K. Fisher owns 83,034 shares. In addition, he has sole voting power and shared investment power as to 134,872 shares owned by K. R. Fisher Investment Company, and has sole voting power, pursuant to a power of attorney, as to 14,072 shares and 14,192 shares, respectively, owned by two of his adult sons. Mr. Fisher's wife owns 22,772 shares.

/13/ Mr. William O. Fisher owns 4,400 shares. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust.

        INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
        ---------------------------------------------------------------

     The following sets forth information concerning the Board of Directors and Committees of the Company during the fiscal year ended 1997.

BOARD OF DIRECTORS

     The Company held six Board meetings in 1997. Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which he or she served.

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors of the Company are the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. The Company also has a Stock Purchase Committee, although such committee does not currently meet regularly.

     The Executive Committee has authority to exercise all of the authority of the Board of Directors, as permitted under Washington law. Additionally, the Executive Committee has the power and duty to vote the stock of all subsidiaries of the Company and to make all decisions and determinations with respect to such subsidiaries. The Committee held one meeting during the year. For fiscal year 1997 members of the Executive Committee consisted of Messrs. D. Graham, Jr., Krippaehne and W. W. Warren and Ms. Meurk.

     The Audit Committee reviews the Company's audit plan, the scope of activities of the Company's independent accountants, the results of the audit after completion, and the fees for related services performed during the year. The Audit Committee also recommends to the Board of Directors the firm to be appointed as independent accountants. At times, the Audit Committee meets with representatives of the Company's independent accountants without any officers or employees of the Company present. The Committee held two meetings during the year. For fiscal year 1997 members of the Audit Committee consisted of Messrs.
D. Graham, Jr., Mangels and W. W. Warren, Jr., Ms. McTavish and Ms. Meurk.

     The Compensation Committee reviews and approves, in advance, the Company's retirement and benefit plans, determines the compensation of officers of the Company and in certain circumstances, key management employees of the subsidiaries, and authorizes and approves bonus and incentive programs for executive personnel. The Compensation Committee also reviews and recommends changes in compensation for members of the Board of Directors and its Chairman, and administers the Fisher Companies Incentive Plan of 1995. The Committee held four meetings during the year. For fiscal year 1997 members of the Compensation Committee consisted of Messrs. Cannon, D. Graham, Jr., Mangels and W. W. Warren.

     The Nominating Committee considers and recommends to the Board of Directors nominees for possible election to the Board of Directors and considers other matters pertaining to the size and composition of the Board of Directors and its Committees. The Committee did not meet during the year. For fiscal year 1997 members of the Nominating Committee consisted of Messrs. P. Fisher, D. Graham, Jr., W. W. Warren, Ms. McTavish and Ms. Meurk.

DIRECTORS' COMPENSATION

     The Board of Directors of the Company is comprised of fourteen directors, two of whom are salaried employees of the Company or one of its subsidiaries. The members of the Company's Board of Directors who are not officers of the Company, or its subsidiaries, receive an annual retainer of $12,000. The Chairman of the Board of Directors receives a total annual retainer of $55,000. In addition, every director receives a fee of $1,000 for each Board of Directors or Committee meeting attended. The Company also pays the Chairmen of the Audit Committee and the Compensation Committee an additional annual retainer of $3,000. Directors are reimbursed for travel expenses incurred, and receive a per diem payment of $200, in connection with travel to and from Board of Directors or Committee meetings.

                             EXECUTIVE COMPENSATION

     The following information is provided regarding the compensation paid by the Company or its subsidiaries, as the case may be, to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company or its subsidiaries in fiscal year 1997.

                          SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                   --------------------------------------------  ---------------------------------------------
                                                                                                  SECURITIES
                                                                OTHER ANNUAL       RESTRICTED     UNDERLYING      ALL OTHER
NAME & POSITION              YEAR   SALARY      BONUS(1)     COMPENSATION(2)(3)  STOCK AWARDS(4)  OPTIONS (5)  COMPENSATION(6)
---------------------------- ----  ---------  ------------   ------------------  ---------------  -----------  ---------------
W. W. KRIPPAEHNE, JR.        1997   $426,667   $305,000           $3,810             $85,150         14,400        $4,800
  President and CEO
                             1996    410,000    250,000            2,000              96,025         14,000         4,500

PATRICK M. SCOTT             1997   $391,250   $215,000           $2,207             $78,600         13,000        $4,800
  President and CEO,
  Fisher Broadcasting Inc.   1996    385,000    185,000            1,709              78,775         11,300         4,500

MARK A. WEED                 1997   $201,667   $ 75,000           $  867             $26,200          4,500        $4,800
  President and CEO,
  Fisher Properties Inc.     1996    193,500     72,000              387              28,750          4,110         4,500

TERRY L. BARRANS             1997   $185,000   $ 34,200           $  875             $13,100          2,400        $4,800
  President and CEO,
  Fisher Mills Inc.          1996    172,500     85,000              290              24,150          3,490         4,500

DAVID D. HILLARD             1997   $167,667   $ 65,000           $  715             $14,410          2,400        $4,800
  Senior Vice President,
  Chief Financial Officer    1996    147,917     39,000              355              20,125          2,860         4,500

______________________________
(1) Includes bonuses paid during the subsequent year but attributable to the year indicated.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including an automobile allowance and the payment of certain club dues. In the opinion of management, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 1997 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses reported for the individual.

(3) This column reflects dividends paid on stock rights awarded under the Fisher Companies Incentive Plan of 1995. See footnote (4) below.

(4) Amounts shown are restricted stock awards made to Messrs. Krippaehne, Scott, Weed, Barrans and Hillard for performance in the fiscal year 1997 pursuant to the Fisher Companies Incentive Plan of 1995. Such awards were made on March 4, 1998 and are valued on that date at a per share price of $65.50. The aggregate market value of unvested restricted stock rights held by such individuals on December 31, 1997 (not including the awards described above) total $249,000, $209,400, $58,800, $46,800 and $47,400, respectively. The Fisher Companies Incentive Plan of 1995 provides for the annual payment of additional compensation to persons holding restricted stock rights in an amount equal to any dividend that would have been payable to the holder of such rights if the holder had owned the stock subject to such rights.

(5) This column reflects the number of shares of Company Common Stock issuable upon exercise of stock options that were granted on March 4, 1998 for the fiscal year 1997, pursuant to the Fisher Companies Incentive Plan of 1995. The share amounts have been adjusted to reflect the 2-for-1 stock split effective March 6, 1998.

(6) This column reflects Company contributions during 1997 to the Fisher Broadcasting 401(k) Retirement Plan or the Fisher 401(k) Retirement Plan.

STOCK OPTIONS


     Option Grants. The following table sets forth stock options granted during 1997 to the executive officers named in the "Summary Compensation Table" above, pursuant to the Fisher Companies Incentive Plan of 1995. All such stock options were granted on March 5, 1997. The share amounts and option exercise price have been adjusted to reflect a 2-for-1 stock split effective March 6, 1998.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1997

                                                                                                   POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED ANNUAL
                                                                                                   RATES OF STOCK PRICE
                                                                                                     APPRECIATION FOR
                                       INDIVIDUAL GRANTS                                              OPTION TERM(3)
-------------------------------------------------------------------------------------------------------------------------
                                 NUMBER OF       PERCENT OF
                                 SECURITIES     TOTAL OPTIONS
                                 UNDERLYING      GRANTED TO
                                  OPTIONS       EMPLOYEES IN     EXERCISE PRICE      EXPIRATION
NAME                             GRANTED(1)      FISCAL YEAR       ($/SH)(2)            DATE          5%          10%
-------------------------------------------------------------------------------------------------------------------------
W. W. Krippaehne, Jr.              14,000            20%             $57.50            3/5/07      $506,260    $1,282,963
Patrick M. Scott                   11,300            16%             $57.50            3/5/07      $408,624    $1,035,534
Mark A. Weed                        4,110             6%             $57.50            3/5/07      $148,624    $  376,641
Terry L. Barrans                    3,490             5%             $57.50            3/5/07      $126,203    $  319,824
David D. Hillard                    2,860             4%             $57.50            3/5/07      $103,422    $  262,091

_____________________
(1) The options are non-qualified stock options and become exercisable in five equal annual installments beginning March 15, 1998.

(2) The per-share option exercise price represents the fair market value of the Company's Common Stock at the date of grant, based on the average of the high and low price of such Common Stock on such date.

(3) The dollar amounts under these columns result from calculations at 5% and 10% assumed appreciation rates and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

     Option Exercises. The following table sets forth certain information concerning exercises of stock options pursuant to stock option plans by the named executive officers during the year ended December 31, 1997 and stock options held at year end. The share amounts and valuation price have been adjusted to reflect a 2-for-1 stock split effective March 6, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                                                    NUMBER OF                           VALUE OF
                                                                   UNEXERCISED                   UNEXERCISED OPTIONS AT
                              SHARES                           OPTIONS AT YEAR END                   YEAR END  (1)
                             ACQUIRED        VALUE        -----------------------------     ------------------------------
NAME                        ON EXERCISE     REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                        -----------     --------      -----------     -------------     -----------      -------------
W. W. Krippaehne, Jr.            0             $0            2,640            24,560          $60,060           $275,240
Patrick M. Scott                 0             $0            2,280            20,420          $51,870           $235,730
Mark A. Weed                     0             $0              520             6,190          $11,830           $ 57,595
Terry L. Barrans                 0             $0              380             5,010          $ 8,645           $ 43,305
David D. Hillard                 0             $0                0             2,860          $     0           $  7,150

(1) On December 31, 1997, the closing price of Common Stock was $60.00. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

FISHER COMPANIES INCENTIVE PLAN OF 1995

     The Fisher Companies Incentive Plan of 1995 ("Plan") was adopted by the Company and approved by the shareholders, effective April 27, 1995 and will continue through April 27, 2002.

     Purpose of the Plan. The purpose of the Plan is to provide selected eligible key employees of the Company and its subsidiaries with an inducement to remain in the employ of the Company and to participate in the ownership of the Company and to provide them with additional incentive to advance the interests of the Company and increase the value of the Company's common stock. The Plan is not subject to the Employment Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended.

     The Plan authorizes the grant of (i) incentive stock options, (ii) non-statutory stock options, (iii) restricted stock rights and (iv) performance stock rights. A maximum of 560,000 shares of the Company's Common Stock are available for issuance under the Plan.

     Eligibility. Participation in the Plan is limited to salaried key management employees of the Company and its subsidiaries (including officers and directors who are also salaried employees) who, in the judgment of the committee appointed by the Board of Directors that administers the Plan, will perform services of special importance in the management, operation and development of the business of the Company and its subsidiaries. The Committee consists of not less than three members of the Board, all of whom are non-employee directors.

     Vesting Schedule. The restricted stock awards and stock options vest pursuant to a schedule determined by the Committee. Stock options are awarded at the fair market value of the Common Stock on the grant date and typically vest in 20% increments on each of five annual target dates designated in the written agreement granting such awards and options, conditioned on the continued employment of the awardee through such target dates. The Plan provides for the annual payment of additional compensation to persons holding restricted stock rights, whether or not vested, in an amount equal to any dividend that would have been payable to the holder of such rights if the holder had owned the stock subject to such rights.

RETIREMENT PLANS

     Fisher Broadcasting Inc. Retirement Plan. Mr. Patrick M. Scott, one of the named executive officers, is covered by the Fisher Broadcasting Inc. Retirement Plan (the "Fisher Broadcasting Pension Plan"), which is a funded, qualified, non-contributory, defined benefit plan that covers employees of Fisher Broadcasting. The Fisher Broadcasting Pension Plan provides benefits based on the participant's highest 3-year annual average salary and the participant's length of service. The amounts payable under the Fisher Broadcasting Pension Plan are in addition to any Social Security benefit to be received by a participant. The Fisher Broadcasting Pension Plan benefit vests 20% after 3 years of service with Fisher Broadcasting, and an additional 20% for each year of service thereafter until 7 years of service, when the benefits are 100% vested. As of December 31, 1997, Mr. Scott had 29 years of credited service under the terms of the Fisher Broadcasting Pension Plan.

     The amount of retirement benefits payable to Mr. Scott will be determined pursuant to the supplemental retirement plan in which he participates. Because the Fisher Broadcasting Pension Plan is a qualified pension plan, the amount of covered compensation thereunder was limited by applicable tax laws to $160,000 per year in 1997. Retirement benefits payable to Mr. Scott under the Fisher Broadcasting Pension Plan will constitute a portion of the total retirement benefits payable to him under the supplemental pension plan in which he participates; such percentage will vary depending on subsequent changes to the limitations imposed by tax laws and actual years of service, but will not affect the total retirement benefits due him under the supplemental pension plan. The supplemental pension plan in which Mr. Scott participates is described below.

     Fisher Mills Inc. Retirement Plan. All named executive officers except Mr. Scott are covered by the Retirement Plan for Certain Employees of Fisher Mills Inc. (the "Retirement Plan"). The Retirement Plan is a funded, qualified, non-contributory defined benefit plan that covers all employees of the Company, Fisher Properties Inc. ("FPI") and Fisher Mills Inc. ("FMI"). The Retirement Plan provides benefits based on a participant's length of service. The amounts payable under the Retirement Plan are in addition to any Social Security benefit to be received by a participant. The Retirement Plan benefit vests 100% upon completion of five years of service with the Company, FPI, or FMI, as the case may be. As of December 31, 1997, the following named executive officers have the following years of credited service under the terms of the Retirement Plan:
Mr. Krippaehne, 16 years; Mr. Weed, 10 years; Mr. Barrans, 21 years; and Mr. Hillard, 19 years.

     Supplemental Retirement Plans. The Company and its subsidiaries have supplemental retirement plans ("SRPs") for certain executive and management personnel of the Company, Fisher Broadcasting, FPI and FMI. The SRPs are non-funded, non-qualified, non-contributory defined benefit plans. The SRPs do not require funding, but generally the companies have acquired annuity contracts and life insurance on the lives of the individual participants to assist in payment of retirement benefits. The companies are the owners and beneficiaries of such policies. The SRPs require continued employment through the date of expected retirement. The SRPs provide that the SRP benefits, together with all other pension and retirement benefits provided by the employing entity, including an amount equal to one-half of the participant's Social Security benefits, will represent a specified percentage (between 50% and 70%) of the participant's average annual compensation. "Average annual compensation" for purposes of the SRPs is determined by averaging the participant's base salary over a period of the three consecutive years that will provide the highest average. The SRPs provide for payment of accrued benefits in the event of involuntary termination prior to age 65, and for death or disability benefits in the event of death or permanent disability prior to age 65. Each of Messrs. Krippaehne, Scott, Weed, Barrans and Hillard is a participant in a SRP.

     Fisher Broadcasting 401(k) Retirement Plan. Fisher Broadcasting has established a 401(k) Retirement Plan (the "Fisher Broadcasting 401(k) Plan") to provide a savings incentive for employees. The Fisher Broadcasting 401(k) Plan involves a contribution by Fisher Broadcasting, matching participant contributions on a dollar-for-dollar basis up to a maximum of 3% of participant compensation. Fisher Broadcasting contributions to the Fisher Broadcasting 401(k) Plan vest at the rate of 20% per year of service, commencing with the third year of completed service. Employees who have completed at least one year of service with Fisher Broadcasting, including Mr. Patrick M. Scott, are eligible to participate in the Fisher Broadcasting 401(k) Plan.

    A plan entitled Fisher 401(k) Retirement Plan (the "Fisher 401(k) Plan") has been established for employees of the Company, FMI, and FPI. The Fisher 401(k) Plan has the same levels of employer contributions, vesting schedule, and standards of eligibility as the Fisher Broadcasting 401(k) Plan described above. Messrs. Krippaehne, Weed, Barrans, and Hillard are eligible to participate in the Fisher 401(k) Plan.

                        REPORT ON EXECUTIVE COMPENSATION
                        --------------------------------

     Four outside directors of the Company, none of whom is an employee of the Company and all of whom qualify as "non-employee directors" for purposes of administering the Company's stock incentive program under Section 16 of the Exchange Act, comprise the Compensation Committee of the Board of Directors (the "Committee").

     The Company's broadcasting, milling and real estate subsidiaries each have a compensation committee. As stated below, certain actions taken by the subsidiaries' compensation committees are subject to review and approval of the Compensation Committee of the Company.

     The Committee is responsible for: (i) reviewing and establishing the salary of officers and selected other key management employees of the Company, as well as reviewing and considering for approval, prior to their effective date, the salaries of key management employees of subsidiaries set by the subsidiaries' Compensation Committees, where a salary exceeds an amount set from time to time by the Committee; (ii) reviewing and establishing all cash bonuses under and pursuant to the Fisher Companies Management Incentive Plan, as well as reviewing and considering for approval, prior to their effective date, bonuses established under and pursuant to Management Incentive Plans of subsidiaries; (iii) reviewing and recommending changes in compensation for members of the Company's Board of Directors and its Chairman; (iv) administering the Fisher Companies Incentive Plan of 1995 and reviewing and establishing all stock options and stock rights to be granted to officers and selected other key management employees of the Company and its subsidiaries; (v) authorizing the enrollment of selected management employees of the Company as new participants in the Supplemental Pension Plan; and (vi) recommending to the Board any additional compensation or employee benefit programs of a substantial nature and changes to existing programs of the Company or its subsidiaries. The members of the Committee, which met four times during 1997, are James W. Cannon, Chair, Donald
G. Graham, Jr., John D. Mangels, and W. W. Warren.

APPROACH TO COMPENSATION

     Under the supervision of the compensation committees, the Company has designed its executive pay programs to: (i) attract and retain high-caliber personnel on a long-term basis; (ii) encourage the creation of shareholder value; (iii) link compensation to business results and shareholder returns over time; and (iv) maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

ELEMENTS OF COMPENSATION

     The Company's executive compensation program is comprised of three main components: (i) base salaries; (ii) annual cash bonuses to focus maximum effort on achieving profitability, operating accountabilities, and personal growth; and
(iii) long-term incentives in the form of stock options and stock rights to focus efforts on achieving long-term growth in shareholder value.

     The Committee believes that this three-part approach serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" namely, the annual bonus and stock incentives. Annual cash bonuses permit individual performance to be recognized on an annual basis, and are based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options and stock rights cause a significant portion of long-term remuneration to be directly related to stock price performance.

     Base Salaries. Base salaries are compared with independent salary surveys, and consultants are utilized from time to time to assure that overall compensation is competitive with compensation offered by similar companies. The most recent survey compared the Company's overall compensation with overall compensation of companies representing each business segment in which the Company competes for executive talent and included 299 companies in the corporate segment and 47 from broadcasting, 99 from milling and 57 from real estate segments.

     The base salaries of the Company's executive officers and the Chief Executive Officer were determined to be competitive with salaries paid by the surveyed companies.

     Annual Cash Bonuses. Annual cash bonuses may be awarded to executives and key management employees as provided by Management Incentive Plans designed to reward the achievement of high performance standards. Annual cash bonuses may range up to 67.5% of an executive's base salary with 40% of each bonus based on operating performance. The balance of each bonus is based upon the attainment of one or more individual performance goals which will be: (i) objective and measurable; (ii) directly linked to the annual budget or business plan; and
(iii) related to the accomplishment of milestones on a long-term project. The calculation of each bonus takes into account both the level of achievement and the importance of each goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 90% of that goal is achieved. The bonuses paid in 1997 include the achievement of 100% of the profit goals for 1996. The amounts of bonuses earned in 1997, to be paid in 1998, include the achievement of 90% of the profit goals for 1997.

     Long-term Incentive Program. In 1995 the shareholders approved the Fisher Companies Incentive Plan of 1995 (the "Plan"), a stock incentive program that has been an element of executive compensation since its approval. The purpose of the Plan is to provide selected key management employees of the Company or its subsidiaries with an inducement to remain in the employ of the Company and to participate in the ownership of the Company, and with added incentives to advance the interests of the Company and increase the value of the Company's common stock.

     Under the Plan, the Committee in its sole discretion may grant stock options, performance stock rights, and restricted stock rights ("RSRs") in amounts and on terms consistent with the Plan. During 1997 the Committee made awards of stock options and RSRs.

     Grants of stock options and RSRs are made on an individual basis. The Committee bases each grant on the individual's responsibilities, potential for advancement, current salary, previous grants, the current price of the Common Stock, the performance of the Common Stock over time and, for all individuals other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. The Committee considers previous grants as well as the different nature of stock options and RSRs in making awards.

     Stock options are awarded at the fair market value of the Common Stock on the grant date and typically vest in 20% increments on the first, second, third, fourth and fifth anniversary of the grant date. The Committee has never rescinded an outstanding option and reissued it at a lower exercise price.

     RSRs entitle the holder to receive a specified number of shares of Common Stock or cash equal to the fair market value of such shares on the vesting date. RSRs typically vest and are settled in 20% increments on the first, second, third, fourth and fifth anniversary of the grant date. Holders of RSRs are paid amounts equivalent to the dividends that would have been paid on the same number of shares of Common Stock until the shares become vested.

     At December 31, 1997, there were 37 participants in the Plan; outstanding options to purchase an aggregate of 108,780 shares of Common Stock; and outstanding RSRs entitling the holders to receive an aggregate of 24,202 shares of Common Stock. 421,850 shares of Common Stock remain available for future options and RSRs.

     Retirement Program. Four basic tax-qualified plans comprise the Company's retirement program: The Fisher Broadcasting Inc. Retirement Plan and the Fisher Broadcasting 401(k) Plan which are available to eligible employees of Fisher Broadcasting Inc., and the Retirement Plan for Certain Employees of Fisher Mills Inc. and the Fisher 401(k) Retirement Plan are available to eligible employees of the Company, FMI and FPI. In addition, the Company and its subsidiaries have supplemental retirement plans ("SRPs") for certain executive and management personnel of the Company, Fisher Broadcasting, FMI and FPI to provide for benefits which cannot be included in the tax-qualified plans. These plans are described in more detail elsewhere in this Proxy Statement.

     Other Employee Benefits. The Company and its subsidiaries offer other benefit plans, e.g., vacation; sick leave; and medical, disability, life and accident insurance, to all employees. Retiree medical benefits are offered to all employees of the Company, FMI and FPI. In addition, certain benefits, e.g., auto allowances and club dues, are provided to some executives, including the Named Executive Officers.

CONSIDERATIONS IN CONNECTION WITH COMPENSATION LEVELS

     Company Performance

     The directors regularly review the Company's performance and the degree to which investment returns have been generated for shareholders. This includes review of customary financial measures with respect to the Company, e.g., the Common Stock price and the common stock prices of comparable companies, the revenue and profit growth of the Company's operating subsidiaries, and financial strength and asset management.

     The graph presented below illustrates the cumulative total return to shareholders of the Company compared with the S&P 500 and the Russell 2000 stock indices assuming that $100 were invested in each on December 31, 1992 and that all dividends were reinvested. The Company does not believe that it can reasonably identify similar companies for purposes of peer group comparison because of its diverse lines of business. The Russell 2000 index was thus selected as it represents companies with similar market capitalization to the Company.


                        STOCK PERFORMANCE GRAPH APPEARS HERE

                                                         RUSSELL
                     YEAR          FISHER     S&P 500     2000
                     ----          ------     -------    -------
                     1992           $100       $100       $100
                     1993           $ 94       $110       $119
                     1994           $149       $112       $117
                     1995           $185       $153       $143
                     1996           $247       $189       $167
                     1997           $307       $251       $204

             Sources:  S&P 500 Compustat and Frank Russell Company

    Individual Performance

     In connection with compensation for individual executive officers, the Committee consulted with the Chief Executive Officer in evaluating each individual's leadership and managerial abilities, achievement of business unit and corporate objectives, potential for advancement or promotion and the relative value of the individual's performance in the overall achievement of the Company's objectives. In addition, in connection with the award of a stock option or RSR, the Committee considered the amount and terms of any previous award and the current price of the Common Stock.

     The Committee also reviewed information regarding compensation practices and levels of competitors of the Company and its operating subsidiaries as well as non-competing companies of a similar size to the Company and its operating subsidiaries as compiled by an independent consulting firm, or collected by the Company.

     The Committee believes that the approach to compensation which it has adopted achieves the general purposes of the Company's compensation objectives.

     Chief Executive Officer's Compensation

     The Chief Executive Officer's compensation is based on an evaluation of several performance factors. Where possible, objective measurements are used with heavy emphasis on the Company's financial results. In addition, a number of subjective evaluations of performance are used including, but not limited to, general leadership qualities, effective management of the Company's human resources, the ability to anticipate and prepare for future opportunities and problems and the ability to maintain and augment the perception of the Company as a good corporate citizen in the communities in which it conducts business.

     These evaluations and independent survey data are used to establish the total compensation to be paid to the Company's Chief Executive. Once total compensation has been determined, it is divided into the same component parts (base salary, cash bonus, stock options and rights) and in approximately the same proportion as for the other management employees participating in the Company's executive compensation programs.

     The bonus paid to the Chief Executive Officer in 1997 includes the achievement of 100% of the profit goals for 1996. The amount of bonus earned in 1997, to be paid in 1998, includes the achievement of 90% of the profit goals for 1997.

ADDITIONAL INFORMATION

     The tables under "Compensation of Named Executive Officers" accompany this report and reflect the decisions covered by the foregoing discussion.

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's executive officers. The Company may pay compensation that exceeds this amount.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     This report is submitted over the names of the members of the Compensation
Committee:

                             James W. Cannon, Chair
                             Donald G. Graham, Jr.
                                John D. Mangels
                                  W. W. Warren

            PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS
            --------------------------------------------------------

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed Price Waterhouse LLP to serve as the independent accountants of the Company for 1998, subject to ratification by the stockholders at the Annual Meeting. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                              "FOR" PROPOSAL NO. 2

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of December 31, 1997, with respect to the shares of the Common Stock of the Company beneficially owned by
(i) the non-director executive officers of the Company named in the Summary Compensation Table, and (ii) each person known by the Company to own beneficially more than 5% of Company Common Stock. The number of shares beneficially owned by each stockholder is determined according to rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the "beneficial owners" of the same shares. Except as noted below, each holder has sole voting and investment power with respect to shares of Company Common Stock listed as owned by such person or entity. When a person is a "co-trustee" or one of a number of directors of a corporation that owns shares of the Company's Common Stock, he or she has shared voting and investment power.

EXECUTIVE OFFICERS


                                                                                    SHARES AND PERCENTAGE
                                                                                       OF COMMON STOCK
NAME, ADDRESS AND AGE                 RELATIONSHIP WITH THE COMPANY                 BENEFICIALLY OWNED*(1)
---------------------                 -----------------------------                 ---------------------
Terry L. Barrans, 43                  President and CEO of Fisher Mills Inc.                 1,630(2)

David D. Hillard, 55                  Senior Vice President, Chief                             410(3)
                                      Financial Officer and Secretary

Patrick M. Scott, 54                  President and CEO of Fisher                            8,610(4)
                                      Broadcasting Inc.

Mark A. Weed, 50                      President and CEO of Fisher                            2,000
                                      Properties Inc.
Officers and Directors as                                                                3,446,586
  a Group (19 persons)                                                                        40.4%

 * Unless otherwise noted, all shares owned represent less than one percent. Share amounts have been adjusted to reflect the 2-for-1 stock split effective March 6, 1998.

(1) Share amounts include options to purchase shares of Common Stock which are exercisable within 60 days as follows: Terry L. Barrans 380 shares; Patrick
     M. Scott 2,280 shares; Mark A Weed 520 shares; directors and executive officers as a group 5,820 shares.

(2)  Mr. Barrans owns 360 shares and owns 890 shares jointly with his wife.

(3)  Mr. Hillard owns 410 shares jointly with his wife.

(4) Mr. Scott owns 1,400 shares and owns 4,930 shares jointly with his wife. Includes 2,280 shares subject to purchase within sixty days upon the exercise of stock options.

BENEFICIAL OWNERS


                                            NUMBER OF
                                            SHARES OF            PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS                           COMMON STOCK                COMMON STOCK *
----------------                           ------------          -------------------------
Bank of America NT & SA                    1,414,958(1)                    16.6%
P.O. Box 34260
Seattle, WA  98124-1260

O. D. FISHER INVESTMENT CO.                  465,632(2)                     5.5%
1525 One Union Square
Seattle, WA  98101

LULA FISHER WARREN TRUST                     480,368(3)                     5.6%
The Bank of California
P.O. Box 3123
Seattle, WA  98114

THE D. R. FISHER TRUST UW OF                 477,008(4)                     5.6%
D. R. FISHER
P.O. Box 98549
Des Moines, WA  98198

EDWARD A. GOWEY                              711,136(5)                     8.3%
17869 Ballinger Way NE
Seattle, WA  98155

WENDY JEAN WAGNER                            480,368(6)                     5.6%
1114 Tanglewood Drive
Cary, NC  27511

GEORGE FISHER WARREN, JR.                    480,368(7)                     5.6%
272 Kline Road
Sequim, WA  98382

* Share amounts have been adjusted to reflect the 2-for-1 stock split effective March 6, 1998.

(1) Bank of America National Trust and Savings Association, as a fiduciary, possesses sole voting power as to 986,222 shares of Company Common Stock, sole investment power as to 1,116,972 shares of Company Common Stock, and shared investment power as to 70,360 shares of Company Common Stock under a number of wills, trusts and agency arrangements.

(2) Mr. Donald G. Graham, Jr., President, director and a 14.40% shareholder of the O. D. Fisher Investment Company ("ODFICO"), has sole voting power with respect to the shares of Company Common Stock owned by ODFICO. Ms. Robin Campbell is Chairman of the Board of Directors of ODFICO, and a 4.96% shareholder thereof; Mr. Donald G. Graham, III is Vice President, a director, and a 3.86% shareholder of ODFICO. The 465,632 shares owned by ODFICO are also reported as beneficially owned by Ms. Campbell and Messrs. Donald G. Graham, Jr. and Donald G. Graham, III.

(3) The 480,368 shares held by the Lula Fisher Warren Trust are also reported in this table as beneficially owned by Wendy Jean Wagner and George Fisher Warren, Jr., who share voting and investment power as trustees of such trust.

(4) Three trustees of the D. R. Fisher Trust share voting and investment power as to the 477,008 shares held by such trust. The shares held by the D. R. Fisher Trust are also reported as beneficially owned by Messrs. William O. Fisher, George D. Fisher and Edward A. Gowey as trustees of such trust.

(5) Mr. Gowey owns 1,200 shares jointly with his wife. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. Mr. Gowey is also an executive officer of the D. R. Fisher Company which owns 232,928 shares in which he has sole investment power with respect to such shares.

(6) Ms. Wagner shares voting and investment power, as one of several trustees, as to 480,368 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust.

(7) Mr. Warren shares voting and investment power, as one of several trustees, as to 480,368 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following sets forth information concerning executive officers of the Company who are not directors or nominees for directors of the Company or one of the named executive officers listed in the Summary Compensation Table:

      NAME AND AGE                      POSITION AND TERM OF OFFICE
      --------------------------        -----------------------------
      Glen P. Christofferson, 38        Vice President and Controller

                          TRANSACTIONS WITH MANAGEMENT

     Certain directors and shareholders of the Company (together with employees and others), and/or entities in which such persons have direct or indirect interests, have made working capital loans to the Company. Such persons and/or entities hold promissory notes ("Notes") from the Company reflecting such loans. At December 31, 1997, the total amount of Notes payable was approximately $9.5 million. The Notes are payable either on demand, or in 90 days, and bear interest at rates equivalent to rates available to the Company for short-term cash equivalents. Of the approximately $9.5 million in principal amount of Notes outstanding at December 31, 1997. approximately $8.4 million consisted of demand notes, accruing interest at a rate equal to the 90-day certificate of deposit ("CD") rate for CDs of $100,000 or more as announced from time to time by Seafirst Bank, less 0.25%. Approximately $1.1 million of the Notes outstanding as of December 31, 1997, were Notes having a 90-day maturity, and providing for interest at a rate equal to the 90-day CD rate for CDs of $100,000 or more as announced from time to time by Seafirst Bank, plus 0.35%. The Company currently anticipates that it will continue to borrow funds under these loan arrangements in the future, at approximately historical levels, although the exact amount of such Notes outstanding at any particular time is expected to fluctuate significantly from time to time and, consequently, cannot be predicted.

     At December 31, 1997, the Company was indebted under the loans described above to directors, or to entities in which such directors have a direct or indirect interest or serve in some capacity, in the following amounts: (i) Mr. George D. Fisher, $350,000 personally and $763,000 to entities of which he is a trustee, officer, and/or shareholder; (ii) Mr. Phelps K. Fisher, $137,000 personally and $129,000 to a corporation of which he is an officer and shareholder; (iii) Mr. Donald G. Graham, Jr., $292,000 personally and $2,346,000 to two estates of which he is the executor and two trusts of which he is a trustee; and (vi) Jacklyn F. Meurk, $50,000 jointly with her spouse and $160,000 to a limited partnership of which she is a general partner. Additionally, the Company is indebted to Mrs. Donald G. Graham, the mother of Mr. Donald G. Graham, Jr., in the amount of $1,804,000; to Mrs. Allie Fisher, the mother of Mr. George D. Fisher, in the amount of $2,140,000 and $500,000 to the estate of her deceased husband, G. O. Fisher; and to Mrs. Susan Hubbach, the mother of Mrs. Carol Fratt, in the amount of $34,000. The Company is also indebted to the D. R. Fisher Trust, which owns 5.6% of outstanding Company Common Stock, in the amount of $323,000 (such sum is also included in the amount shown for Mr. George D. Fisher above, as he is one of three trustees of such trust).

     In 1984, FPI and Mr. W. W. Krippaehne, Jr., entered into a joint venture to construct and operate for lease two office buildings in Lynnwood, Washington.
At that time, Mr. Krippaehne was President of FPI; he is now President and Chief Executive Officer of the Company. FPI contributed land at its fair market value ($2,230,000) and paid design fees and project costs of $29,932 for a 95% interest in the joint venture, and Mr. Krippaehne contributed $118,944 cash for a 5% interest. Mr. Krippaehne subsequently contributed additional cash totaling $205,000. In December 1997, FPI acquired Mr. Krippaehne's interest at its fair value of $297,000, which was determined by FPI after conferring with an independent real estate consultant retained by the Executive Committee on behalf of FPI's Board of Directors. Although Mr. Krippaehne is a member of FPI's Executive Committee, he did not participate in the deliberations or determination of fair value by FPI.

               COMPLIANCE WITH SECTION 16(A) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of the Company's Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company's Securities. The Company has adopted procedures to assist its directors and executive officers in complying with the
Section 16(a) filings.

     Based solely upon the Company's review of the copies of the filings which it received with respect to the fiscal year ended December 31, 1997, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis except that Ms. McTavish unknowingly failed to file a Form 4 for the sale of 100 shares made by the trust for which she is a trustee.

                            INDEPENDENT ACCOUNTANTS

    Price Waterhouse LLP, Certified Public Accountants, performed the audit of the consolidated financial statements for the Company for the year ended December 31, 1997. Representatives of Price Waterhouse LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the meeting, the Proxy holders will vote shares represented by properly executed Proxies in their discretion in accordance with their judgment on such matters.

     At the meeting, management will report on the Company's business and shareholders will have the opportunity to ask questions.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to November 15, 1998, for inclusion in the 1999 Proxy Statement and form of Proxy.

                         ANNUAL REPORT TO SHAREHOLDERS

     ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS. Written requests for the Form 10-K should be addressed to David D. Hillard, Fisher Companies Inc., 1525 One Union Square, 600 University Street, Seattle, Washington 98101.

March 27, 1998                          BY ORDER OF THE BOARD OF DIRECTORS

                                        David D. Hillard, Secretary

                         PROXY FOR 1998 ANNUAL MEETING
                               OF SHAREHOLDERS OF
                             FISHER COMPANIES INC.

                       PLEASE SIGN AND RETURN IMMEDIATELY
                       ----------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald G. Graham, Jr., W. W. Krippaehne, Jr., Jean F. McTavish, Jacklyn F. Meurk, and W.W. Warren, and each of them (with full power to act alone), proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned of Fisher Companies Inc. (the "Corporation") at the 1998 annual meeting of its stockholders to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, at 10:00 a.m., Thursday, April 30, 1998, or any adjournments thereof, as indicated with respect to the proposals set forth below and, in their discretion, upon all other matters that may properly come before the meeting:

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
        THE PROPOSALS DESCRIBED BELOW.  IF NO DIRECTIONS ARE GIVEN, THE
           ABOVE-NAMED PROXIES INTEND TO VOTE THE SHARES REPRESENTED
                      BY THIS PROXY "FOR" SUCH PROPOSALS.

1. ELECTION OF DIRECTORS. To elect the nominees listed in the accompanying Notice of Annual Meeting to serve as directors for a three-year term.

     A. I vote FOR all nominees listed below (except as marked to the contrary below) [_]

     B. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below [_]

  Carol H. Fratt      Donald G. Graham, Jr.       Donald G. Graham, III
                  W. W. Krippaehne, Jr.      John D. Mangels

2. RATIFICATION OF INDEPENDENT ACCOUNTANTS. To consider and act upon a resolution to ratify the action of the Board of Directors in appointing Price Waterhouse LLP as independent accountants for 1997.

                    FOR  [_]    AGAINST  [_]   ABSTAIN  [_]

3. OTHER BUSINESS. To transact any and all other business that may properly come before the meeting.

In giving this Proxy, I understand that I may personally vote my shares if I attend the meeting, notwithstanding that I have previously executed and returned this Proxy to the Corporation.

PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED so that your stock will be represented in all events and so that we may have a quorum. Please sign your name exactly as shown below. When signing as attorney, administrator, executor, guardian or trustee, please give title as such. Joint owners should each sign.


Signature(s) ___________________________   Date____________________________


Signature(s) ___________________________   Date____________________________